                                  EXHIBIT 10.1


                         ALPHARMA INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED PROFORMA BALANCE SHEET
                             AT SEPTEMBER 30, 2005
                      (in thousands, except share amounts)
                                  (Unaudited)






                                                                                  Adjustment
                                                      Alpharma Inc.     Less        For Net
                                                            As        Generics       Sale        Alpharma Inc.
                                                         Reported     Business     Proceeds       Pro Forma
                                                      -------------   --------    ----------    -------------
ASSETS
Current assets:
   Cash and cash equivalents                           $   59,028     $     --    $  221,723    $  280,751
   Accounts receivable                                    217,188      125,826                      91,362
   Inventories                                            240,060      148,761                      91,299
   Prepaid expenses and other current assets               16,784        2,223                      14,561
                                                       ----------     --------    ----------    ----------
      Total current assets                                533,060      276,810       221,723       477,973

Property, plant and equipment, net                        422,043      199,730                     222,313
Goodwill                                                  443,648      323,506                     120,142
Intangible assets, net                                    282,304      100,918                     181,386
Other assets and deferred charges                          68,671       20,574                      48,097
                                                       ----------     --------    ----------    ----------
      Total assets                                     $1,749,726     $921,538    $  221,723    $1,049,911
                                                       ==========     ========    ----------    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                   $  167,571     $     --      (167,571)   $       --
   Short-term debt                                              4           --            (4)           --
   Accounts payable                                        97,353       67,251                      30,102
   Accrued expenses                                       185,826       91,126        19,000       113,700
   Accrued and deferred income taxes                       53,894       22,383                      31,511
                                                       ----------     --------    ----------    ----------
      Total current liabilities                           504,648      180,760      (148,575)      175,313

Long-term debt                                            330,702           --      (330,702)           --
Deferred income taxes                                      33,079       22,160                      10,919
Other non-current liabilities                              32,857       11,508                      21,349

Stockholders' equity:
   Common Stock                                            10,784           --                      10,784
   Additional paid-in capital                           1,084,689           --                   1,084,689
   Unearned compensation                                   (9,174)         (11)                     (9,163)
   Accumulated deficit                                   (307,811)     659,226    $  701,000      (266,037)
   Accumulated other comprehensive income                  77,596       47,895                      29,701
   Treasury stock, at cost                                 (7,644)          --                      (7,644)
                                                       ----------     --------    ----------    ----------
      Total stockholders' equity                          848,440      707,110       701,000       842,330
                                                       ----------     --------    ----------    ----------
         Total liabilities and stockholders' equity    $1,749,726     $921,538    $  221,723    $1,049,911
                                                       ==========     ========    ==========    ==========

The Pro Forma Balance Sheet has been adjusted to include the estimated net proceeds of approximately $720 million from the sale of the Generics business to Actavis for $810 million. The adjustments include the repayment of all outstanding debt with the net sale proceeds.


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

                         ALPHARMA INC. AND SUBSIDIARIES
                  CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2005
                (In thousands of dollars, except per share data)
                                   (Unaudited)

                                                                             Adjustment
                                                  Alpharma Inc.     Less      For Net
                                                        As        Generics     Sale         Alpharma Inc.
                                                     Reported     Business    Proceeds       Pro forma
                                                  -------------   --------   -----------   -------------
Total revenue                                      $1,095,155     $645,177                    $449,978
   Cost of sales                                      614,252      419,387                     194,865
                                                   ----------     --------                    --------
Gross profit                                          480,903      225,790                     255,113
   Selling, general and administrative expenses       303,581      136,858                     166,723
   Research and development                            58,862       39,315                      19,547
   Goodwill impairment                                    815          815                          --
                                                   ----------     --------                    --------
Operating income                                      117,645       48,802                      68,843
   Interest expense and amortization of
      debt issuance costs                             (37,467)        (328)     $37,139             --
   Loss on extinguishment of debt                      (2,373)          --                      (2,373)
   Other income, net                                    2,711        1,686                       1,025
                                                   ----------     --------     --------       --------
Income before income taxes                             80,516       50,160       37,137         67,495
   Provision for income taxes                          33,827       12,942                      20,885
                                                   ----------     --------     --------       --------
Net income                                         $   46,689     $ 37,218      $37,139       $ 46,610
                                                   ==========     ========     ========       ========
Earnings per common share:
   Basic                                           $     0.89     $   0.71     $   0.71       $   0.89
                                                   ==========     ========     ========       ========
   Diluted                                         $     0.88     $   0.70     $   0.70       $   0.88
                                                   ==========     ========     ========       ========
Weighted average shares:
   Basic                                               52,421       52,421       52,421         52,421
                                                   ==========     ========     ========       ========
   Diluted                                             52,800       52,800       52,800         52,800
                                                   ==========     ========     ========       ========

The above Pro Forma Statement of Operations has been adjusted to reflect the impact on results of operations that would result from the use of the estimated net sale proceeds of approximately $720 million to repay all outstanding debt. The use of proceeds to repay all debt would serve to eliminate the associated interest expenses, the estimated effect of which is reflected in the Pro Forma Statement of Operations.

The provision for Generic income taxes represents estimated income taxes for the associated foreign entities, plus estimated U.S. state tax provisions. As part of the American Jobs Creation Act of 2004, the Company has provided for federal income taxes of approximately $9.4 million on the repatriation of accumulated income earned outside the U.S. This amount is included in the provision for income taxes within the "Pro Forma" column above.

                         ALPHARMA INC. AND SUBSIDIARIES
                  CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 2004
                (In thousands of dollars, except per share data)
                                   (Unaudited)

                                                                              Adjustment
                                                  Alpharma Inc.      Less      For Net
                                                        As         Generics      Sale         Alpharma Inc.
                                                     Reported      Business    Proceeds          Proforma
                                                  -------------   ---------   ----------      -------------
Total revenue                                      $1,339,480     $ 749,221                     $ 590,259
   Cost of sales                                      806,442       529,452                       276,990
                                                   ----------     ---------                     ---------
Gross profit                                          533,038       219,769                       313,269
   Selling, general and administrative                384,959       179,863                       205,096
   Research and development                            81,466        56,035                        25,431
   Asset impairments and other                         29,742        18,632                        11,110
   Goodwill impairment                                260,000       260,000                            --
                                                   ----------     ---------                     ---------
Operating income                                     (223,129)     (294,761)                       71,632
   Interest expense and amortization of
      debt issuance costs                             (59,061)         (299)  $53,895              (4,867)
   Loss on extinguishment of debt                      (2,795)           --                        (2,795)
   Other income, net                                   31,387        30,149                         1,238
                                                   ----------     ---------                     ---------
Income (loss) before income taxes                    (253,598)     (264,911)   53,895              65,208
   Provision (benefit) for income taxes                61,139         2,325                        58,814
                                                   ----------     ---------   -------           ---------
Net income (loss)                                  $ (314,737)    $(267,236)  $53,895           $   6,394
                                                   ==========     =========   =======           =========

Earnings (loss) per common share:
   Basic                                           $    (6.05)    $   (5.13)  $  1.04           $    0.12
                                                   ==========     =========   =======           =========
   Diluted                                         $    (6.05)    $   (5.13)  $  1.04           $    0.12
                                                   ==========     =========   =======           =========

Weighted average shares:
   Basic                                               52,060        52,060    52,060              52,060
   Diluted                                             52,060        52,060    52,060              52,060


The above Pro Forma Statement of Operations has been adjusted to reflect the impact on results of operations that would result from the use of the estimated net sale proceeds of approximately $720 million to repay outstanding debt. The use of proceeds to repay debt would serve to reduce the associated interest expense, the estimated effect of which is reflected in the Pro Forma Statement of Operations.

The provision for Generic income taxes represents estimated income taxes for the associated foreign entities, plus estimated U.S. state tax provisions. The Company recorded an allowance related to deferred tax assets for its U.S. operations in the fourth quarter of 2004 and has included this amount in the provision for income taxes within the "Proforma" column above.

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